                                                                    EXHIBIT 6






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                              INVESTORS' AGREEMENT

                                  by and among

                        Allied Digital Technologies Corp.

                                       and


                                Its Stockholders
                                  Named Therein




                            As of September 24, 1998


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                                TABLE OF CONTENTS

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                                                                                   Page
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
ARTICLE I
         CERTAIN DEFINITIONS........................................................1
         1.1      Defined Terms.....................................................1

ARTICLE II
         TRANSFERS OF RESTRICTED SECURITIES........................................11
         2.1      Transfer Restrictions Generally; Securities Act..................11
         2.2      Legends..........................................................11
         2.3      Limitations on Repurchases, Dividends, Etc.......................12
         2.4      Transfers by Stockholders........................................12
         2.5      Right of First Refusal...........................................13
         2.6      Involuntary Transfers............................................15
         2.7      Sale of the Company..............................................17

ARTICLE III
         RIGHTS OF INCLUSION.......................................................18
         3.1      Rights of Inclusion..............................................18
         3.2      Article III Sales................................................19

ARTICLE IV
         REPURCHASE OF RESTRICTED SECURITIES.......................................20
         4.1      Sale Event.......................................................20
         4.2      Purchase Price...................................................21
         4.3      Closing..........................................................21
         4.4      Postponement.....................................................22

ARTICLE V
         CORPORATE GOVERNANCE......................................................23
         5.1      Board of Directors...............................................23
         5.2      Removal..........................................................24
         5.3      Vacancies........................................................24
         5.4      Special Approval Rights..........................................25
         5.5      Committees of the Board; Subsidiary Boards.......................25
         5.6      Observer's Rights................................................25
         5.7      Action by Written Consent of Stockholders........................26
         5.8      Designation of Proxy.............................................26
         5.9      Regulatory Right.................................................26


                                        i

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
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
ARTICLE VI
         CERTAIN COVENANTS OF THE PARTIES..........................................27
         6.1      Registration of Common Stock.....................................27
         6.2      Management Stockholders; Additional Stockholders.................27
         6.3      Stockholder List; Certain Notices................................27
         6.4      Regulatory Compliance Cooperation................................28
         6.5      Purchaser Representative.........................................29

ARTICLE VII
         MISCELLANEOUS.............................................................29
         7.1      Governing Law....................................................29
         7.2      Entire Agreement; Amendments.....................................29
         7.3      Term.............................................................30
         7.4      Certain Actions..................................................30
         7.5      Inspection.......................................................31
         7.6      Recapitalization, Exchanges, Etc., Affecting Restricted
                   Securities......................................................31
         7.7      Compliance with Regulations......................................31
         7.8      Waiver...........................................................32
         7.9      Successors and Assigns...........................................32
         7.10     Remedies.........................................................32
         7.12     Invalid Provisions...............................................33
         7.13     Headings.........................................................33
         7.14     Further Assurances...............................................33
         7.15     Gender...........................................................33
         7.16     Counterparts.....................................................33
         7.17     Notices..........................................................33
         7.18     Limited Preemptive Rights........................................33


Annex I - Equity Ownership Chart
Exhibit A - Joinder Agreement
Exhibit B - Board and Nominating Committee Composition

    INVESTORS' AGREEMENT (this "Agreement"), dated as of September 24, 1998, by and among Allied Digital Technologies Corp., a Delaware corporation (the "Company"), 399 Venture Partners, Inc., a Delaware corporation ("399"), Citicorp Mezzanine Partners, L.P. ("CMP"), a Delaware limited partnership, Fleet Corporate Finance, Inc. ("FCF"), a Massachusetts corporation, and each of the individuals named on the signature pages hereto under the heading "Management Members" (the "Management Members"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in Article I.


                                    RECITALS


    WHEREAS, pursuant to the terms of the Merger Agreement (as defined below), AAC, a Delaware corporation ("AAC"), will be merged with and into the Company, with the Company as the surviving corporation (the "Merger");

    WHEREAS, at the Effective Time (as defined in the Merger Agreement) the parties hereto will hold new securities of the Company as set forth on Annex I;

    WHEREAS, in connection with the Merger Agreement and pursuant to a certain Warrant Agreement dated as of the date hereof, the Company will issue to CMP and FCF Warrants (as defined herein), representing the right to purchase from the Company up to 43,479 shares of the Company's Class B Common Stock (as adjusted from time to time pursuant to the provisions of the Warrants) in the aggregate on the terms and conditions set forth in the Warrants; and

    WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Merger Agreement;

    NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS

              1.1 Defined Terms. (a) The following defined terms, when used in this Agreement, have the respective meanings set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

         "Additional Management Stockholder" means an Additional Stockholder who is an employee, officer or director of the Company or any of its Subsidiaries.

         "Additional Stockholder" means any Person (other than any 399 Stockholder, CMP Stockholder or Management Stockholder), to whom the Company issues Restricted Securities or Preferred (or to whom these have been transferred in such transferee's capacity as a Company Designee under
    Section 4.1) after the date hereof other than pursuant to a public offering registered under the Securities Act, and who has executed a Joinder Agreement as an Additional Stockholder pursuant to Section 6.2, and Permitted Transferees of such Person, so long as any such Person or Permitted Transferees of such Person shall hold Restricted Securities or Preferred.

         "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, "controls" (including, with its correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise. For purposes of this Agreement, employees, officers and directors of 399 and its Affiliates shall be "Affiliates" of 399.

         "Affirmative Board Vote" means the affirmative vote of at least a majority of the members of the Board (assuming no vacancies), which majority shall include, unless the 399 Stockholders have elected in writing not to designate 399 Directors, one director who is a 399 Director.

         "Associate" means, with respect to any Person, (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         "Board" means the Board of Directors of the Company.

         "Cause" means, with respect to a Management Stockholder or an Additional Management Stockholder, (i) a material breach by such Management Stockholder or Additional Management Stockholder of this Agreement, any management subscription agreement with the Company or any employment, non-compete or confidentiality agreement with the Company or any of its Subsidiaries to which such person is a party which such Management Stockholder or Additional Management Stockholder fails to cure within a thirty (30) day period following the giving of notice by the Company to such Person or (ii) the commission by such person of a felony, a crime involving moral turpitude or any other willful act causing material harm to the business, financial condition, standing or reputation of the Company or any of its Subsidiaries.

         "Charter" means the Restated Certificate of Incorporation of the Company, as the same may be amended or restated from time to time.

         "Class A Common" means the Company's Class A Common Stock, par value $.01 per share, and any securities into which such Class A Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class A Common.

         "Class B Common" means the Company's Class B Common Stock, par value $.01 per share, and any securities into which such Class B Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class B Common.

         "Closing Date" has the meaning ascribed thereto in the Merger
    Agreement.

         "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

         "Common Stock" means the Class A Common, the Class B Common and all other securities of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding-up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding-up.

         "CMP Stockholders" means CMP, FCF and each of their respective Permitted Transferees (other than any 399 Stockholder), so long as any such Person shall hold Restricted Securities.

         "399 Stockholders" means 399 and its Permitted Transferees (other than any CMP Stockholder), so long as any such Person shall hold Restricted Securities or Preferred.

         "Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange or any Equity Equivalents; provided, however, that with respect to any options, shares of Common Stock shall only be included in the determination of Diluted Basis to the extent such options are vested.

         "Equity Equivalent" means any option, warrant or other security exercisable, convertible or exchangeable for or into Common Stock, including, without limitation, the Warrants.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission thereunder.

         "Fair Market Value" means (i) with respect to the Preferred, the fair value thereof, as determined by Affirmative Board Vote and (ii) with respect to each share of Common Stock as of a particular date, the average of the closing prices of such Common Stock (A) on the New York Stock Exchange, Inc. on each of the 30 trading days next preceding such date or, (B) if such Common Stock is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, (C) if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market, or (D) if such Common Stock is not then listed or admitted to trading on a national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by Affirmative Board Vote or, (E) if no such prices are available, the fair market value per share as determined in good faith by Affirmative Board Vote.

         "Funded Debt" means, without duplication, with respect to any Person
    (i) all indebtedness for borrowed money or for the deferred purchase price of property, (ii) the face amount of all letters of credit, banker's acceptances and other credit facilities issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iii) all liabilities secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles ("GAAP"), should be capitalized, (v) obligations with respect to any conditional sale agreement or title retention agreement and (vi) guarantees by such Person of the Funded Debt of another Person; but excluding in each case trade and other accounts payable in the ordinary course of business.

         "Involuntary Transfer" means, with respect to Restricted Securities of any Management Stockholder or Additional Stockholder, any involuntary Transfer or Transfer by operation of law of such Restricted Securities (other than to a Permitted Transferee of such Stockholder) by or in which such Stockholder shall be deprived or divested of any right, title or interest in or to such Restricted Securities, including, without limitation, by seizure under levy of attachment or execution, by foreclosure upon a pledge, in connection with any voluntary or involuntary bankruptcy or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, pursuant to any statute pertaining to escheat or abandoned property, pursuant to a divorce or separation agreement or a final decree of a court in a divorce action, upon or occasioned by the incompetence of any such Stockholder and a transfer in such event to a legal representative of any such Stockholder; provided, that "Involuntary Transfer" shall not include any Transfer effected pursuant to the exercise by 399 Stockholders of Sale of the Company Rights under Section 2.7 hereof, any Transfer effected pursuant to Article IV hereof, any Transfer to the Company solely resulting from a reclassification of the capital stock of the Company or a recapitalization of the Company and any Transfer effected as a result of a merger of the Company with or into any other Person.

         "Joinder Agreement" means a Joinder Agreement substantially in the form attached hereto as Exhibit A.

         "Lien" means any lien, claim, option, charge, encumbrance, security interest or other adverse claim of any kind.

         "Loan Documents" means (a) with respect to the senior credit financing, the Credit Agreement, dated as of September 24, 1998, by and among Allied Digital, Inc., the guarantors and lenders party thereto and Fleet National Bank, as administrative agent (the "Credit Agreement") and the other Loan Documents (as defined in the Credit Agreement) and (b) with respect to the subordinated credit financing, the Subordinated Debt Documents and the Warrant Agreement (each as defined in the Credit Agreement) and the Warrants issued or to be issued pursuant to the Warrant Agreement.

         "Management Securities" means all shares of Restricted Securities issued to or acquired by Management Stockholders and Additional Management Stockholders, unless otherwise agreed between the Company and any Management Stockholder or Additional Management Stockholder.

         "Management Stockholders" means the Management Members and their respective Permitted Transferees, so long as any such Person shall hold Restricted Securities.

         "Merger Agreement" means the Agreement and Plan of Merger, dated as of May 5, 1998, between the Company and AAC.

         "Original Cost" means, (i) as to each share of Common Stock purchased or otherwise acquired from the Company (A) on the Closing Date, $5.00, and
    (B) after the Closing Date, the price paid (including the price at which options were exercised) to the Company therefor, in each case appropriately adjusted to reflect all stock splits, stock dividends, reclassifications, recapitalizations or similar events affecting the Common Stock subsequent to the date of purchase thereof.

         "Ownership Ratio" means, as to any CMP Stockholder at the time of determination, the percentage obtained by dividing the amount of shares of Common Stock held by such CMP Stockholder on a Diluted Basis at such time by the aggregate amount of shares of Common Stock held by the 399 Stockholders on a Diluted Basis at such time.

         "Permitted Transferee" means:

              (i) with respect to any Stockholder who is a natural person, (A) the spouse of such Stockholder, (B) any lineal ancestor or descendant (including by adoption and stepchildren) of such Stockholder, (C) any trust of which one or more Stockholders are the controlling trustees and which is established solely for the benefit of any of the foregoing individuals with respect to such Stockholders and whose terms are not inconsistent with the terms of this Agreement, (D) the estate of such Stockholder established by reason of such Stockholder's death, or (E) any corporation, limited liability company or partnership, all of the interests of which are (or is) owned by one or more of the Persons identified in this clause (i);

              (ii) with respect to the estate of any Stockholder or any trust to which such Stockholder has transferred Restricted Securities that meets the criteria set forth in clause (C) of subparagraph (i) above with respect to such Stockholder, any person having the relationship with respect to such Stockholder described in clause (A) or (B) of such subparagraph (i);

              (iii) as to any 399 Stockholder, (A) any other 399 Stockholder;
         (B) any director, officer, employee, representative, general partner, limited partner, Associate or Affiliate of 399; (C) any director, officer, employee, representative, general partner or limited partner of any Associate or Affiliate of 399; (D) any trust, a majority in interest of the beneficiaries of which, or corporation, limited liability company or partnership, a majority in interest of the stockholder, members or limited partners of which, or partnership or limited liability company, the managing general partner or managing member of which, are (or is) one or more of the Persons identified in this clause (ii), the spouse of any such Person or such Person's lineal ancestor or descendants (including by adoption and stepchildren); or
         (E) any other Person in order to avoid a Regulatory Problem; and

              (iv) as to any CMP Stockholder, any other CMP Stockholder, any director, officer, employee, representative, partner or Affiliate of CMP and any director, officer, employee, representative, or partner of any such Affiliate; and

              (v) as to any Additional Stockholder that is not a natural Person, any Affiliate of such Stockholder.

         "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

         "Preferred" means the Series A Preferred Stock, par value $.01 per share, of the Company, and any securities into which such Preferred shall have been changed or any securities resulting from any reclassification or recapitalization of such Preferred.

         "Pro Rata" means, with respect to one or more Stockholders, as it relates to the Common Stock, in proportion to the number of shares of Common Stock on a Diluted Basis owned by such Stockholders or which may be acquired by any Stockholders.

         "Qualifying Offering" means the consummation by the Company of an underwritten primary or secondary public offering of Common Stock pursuant to an effective registration statement under the Securities Act, covering the distribution of the Common Stock which (taken together with all similar previous public offerings) raises at least $15 million of aggregate net proceeds to the Company (after underwriters' fees, commissions and discounts and offering expenses).

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the parties hereto, as the same may be amended, modified or supplemented from time to time.

         "Restricted Securities" means the Common Stock, the Equity Equivalents and any securities issued with respect thereto as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

         "Rule 144 Transaction" means a transfer of Common Stock (A) complying with Rule 144 under the Securities Act as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to a "brokers transaction" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and (B) occurring at a time when shares of such Common Stock are registered pursuant to Section 12 of the Exchange Act (or any successor to such Section).

         "Sale of the Company" means the sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or series of related transactions to a Person or Persons not an Affiliate of 399 pursuant to which such Person or Persons (together with its Affiliates) acquires (i) securities representing at least a majority of the voting power of all securities of the Company, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of the Company's assets on a consolidated basis.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

         "Significant Subsidiaries" means those Subsidiaries of the Company which constitute a "Significant Subsidiary" as defined in Regulation S-X promulgated by the Commission under the Securities Act, as such Regulation is in effect on the date hereof.

         "Significant Transaction" means:

              (i) any merger, consolidation or other business combination of the Company or any of its Significant Subsidiaries with or into any Person or any formation by the Company or any of its Significant Subsidiaries of any subsidiary which would, upon such formation, be a Significant Subsidiary;

              (ii) any sale, lease, exchange or other disposition by the Company or any of its Subsidiaries of assets having a book value in excess of $1,000,000, in a single transaction or a series of related transactions, to or with any Person, other than sales of inventory in the ordinary course of business;

              (iii) any amendment to or modification or repeal of any provision of the Charter or the By-Laws of the Company;

              (iv) any acquisition by the Company or any of its Subsidiaries of securities or assets, in a single transaction or a series of related transactions for consideration in excess of $1,000,000, other than (A) purchases of inventory in the ordinary course of business, (B) capital expenditures made in accordance with an annual budget approved by the Board or (C) investments in commercial paper having, at the date of acquisition, the highest credit rating obtainable from S&P or from Moody's; investments in certificates of deposit, banker's acceptances, money market deposit accounts and time deposits (maturing within one year from the date of acquisition) issued by any commercial bank organized under the laws of the United States of America or any state thereof that has a combined capital and surplus profits of not less than $1,000,000,000; investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A-1" by Moody's; or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Commission under the Investment Company Act of 1940, as amended;

              (v) any increase or reduction of the capital of the Company or any of its Subsidiaries or the creation of any additional class of capital stock of the Company or any of its Subsidiaries, or the issuance by the Company or any of its Subsidiaries of Equity Equivalents on a basis other than pro rata to the holders of capital stock other than (A) the issuance of Common Stock upon the exercise or conversion of Equity Equivalents where the issuance of such Equity Equivalents has been approved by the Board and (B) the issuance of Common Stock upon the conversion of any outstanding class of Common Stock;

              (vi) the incurrence or guaranty after the Closing Date by the Company or any of its Subsidiaries of any material Funded Debt or any modification or amendment to any agreement governing the extension or guaranty thereof (but excluding any incurrence under the terms of any agreement or instrument previously approved by the Board, including, without limitation, drawdowns on any previously approved revolving credit facility);

              (vii) the dissolution of the Company or any of its Subsidiaries, the adoption of a plan of liquidation by the Company or any of its Subsidiaries, any action by the Company or any of its Subsidiaries to commence any suit, case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief of debtors entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors;

              (viii) any increase, decrease or change in the compensation or benefits of the senior management of the Company or any of its Subsidiaries; and

              (ix) any transaction or dealing between the Company or any of its Subsidiaries, on the one hand, and one or more of its Stockholders (or any Affiliate of any Stockholder), on the other hand, not entered into in the ordinary course of business or on an arm's-length basis or which is material to the Company or any of its Subsidiaries, other than transactions undertaken by the Company in compliance with the provisions of this Agreement, the Registration Rights Agreement and the Loan Documents.

         "Stockholders" means each of the 399 Stockholders, the CMP Stockholders, the Management Stockholders and the Additional Stockholders.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that

    Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

         "Transfer" means, any direct or indirect, sale, transfer, assignment, grant of a participation in, gift, hypothecation, pledge or other disposition of any securities or any interests therein or, as the context may require, to sell, transfer, assign, grant a participation in, give as a gift, hypothecate, pledge or otherwise dispose of any securities or any interests therein; provided, that the exercise of any conversion or exchange right provided for in the terms of any Equity Equivalent shall not be deemed a "Transfer."

         "Unvested Shares" shall mean, with respect to each Management Stockholder or Additional Management Stockholder, all Management Securities other than Vested Shares.

         "Vested Shares" means, unless otherwise provided in a separate agreement between the Company and a Management Stockholder or Additional Management Stockholder, with respect to each Management Stockholder or Additional Management Stockholder, that portion of Management Securities held by such Person and by such Person's Permitted Transferees who hold such Management Securities which are attributable to such Person which is the product of: (x) the number of Management Securities acquired by such Management Stockholder or Additional Management Stockholder on or after the Closing Date, and (y) the fraction in which the numerator is the number of anniversaries that have elapsed after the Closing Date and the denominator is 5; provided, however, that in the event such fraction is greater than one it shall be deemed to equal one; provided, further, that simultaneously with a Sale of the Company, all Unvested Shares shall become Vested Shares; provided, further, that in the event that a Sale Event occurs pursuant to
    Section 4.1 as a result of the death of a Management Stockholder or an Additional Management Stockholder, any Unvested Shares of such Management Stockholder or Additional Management Stockholder shall be deemed to be Vested Shares.

         "Warrants" means the Stock Purchase Warrants, dated the date hereof, issued by the Company to CMP and FCF, which grants to CMP and FCF collectively the right to purchase from the Company a total of 43,479 shares of Class B Common in the aggregate at an initial price per share of $.01, as adjusted under the terms of the Warrants, together with any Warrants issued in replacement thereof.

              (b) Unless otherwise provided herein, all accounting terms used in this Agreement shall be interpreted in accordance with GAAP as in effect from time to time, applied on a consistent basis.

              (c) The following terms, when used in this Agreement, shall have the meanings defined for such terms in the Section set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):


        Term                                                          Section
      -------                                                        ----------
"Acquiror"                                                             2.7
"Agreement"                                                            Preamble
"Article III Offer"                                                    3.1(a)
"Buyer"                                                                3.1(a)
"Company"                                                              Preamble
"Company Designee"                                                     4.1
"Company Notice of Purchase Intention"                                 2.5(c)
"CMP"                                                                  Preamble
"Disinterested Director"                                               5.1(a)
"Election Notice"                                                      7.18
"Inclusion Notice"                                                     3.1(a)
"Inclusion Right"                                                      3.1(b)
"Inclusion Shares"                                                     3.1(b)
"Issuance Notice"                                                      7.18
"Management Members"                                                   Preamble
"Management Director"                                                  5.1(a)
"Management Representative"                                            5.8
"Management Stockholders Cumulative
  Designating Group"                                                   7.4(b)
"Management Stockholders Designating Group"                            7.4(b)
"Mangini"                                                              5.1(a)
"Nominating Committee"                                                 5.1(a)

"Notice of Transfer Intention"                                         2.5(a)
"Observer"                                                             5.6
"Offered Securities"                                                   2.5(a)
"Offerees"                                                             3.1(a)
"Offer Price"                                                          2.5(a)
"Olesen"                                                               5.1(a)
"Preemptive Offered Shares"                                            7.18
"Prospective Buyers"                                                   2.5(a)
"Prospective Buyer Notice"                                             2.5(b)
"Purchase Notice"                                                      4.1
"Regulatory Problem"                                                   6.4(c)



"Regulatory Right"                                                     5.9
"Sale Event"                                                           4.1
"Sale of the Company Rights"                                           2.7
"Sellers"                                                              4.1
"Selling Stockholder"                                                  2.5(a)
"Subject Securities"                                                   2.6(b)
"Third Party"                                                          7.9
"399"                                                                  Preamble
"399 Director"                                                         5.1(a)
"399 Stockholders Cumulative Designating Group"                        7.4(a)
"399 Stockholders Designating Group"                                   7.4(a)
"Transferor"                                                           3.1(a)
"Transferor Shares"                                                    3.1(a)
"Triggering Issuance"                                                  7.18



                                   ARTICLE II
                       TRANSFERS OF RESTRICTED SECURITIES

              2.1 Transfer Restrictions Generally; Securities Act. (a) Each Stockholder agrees that it will not, directly or indirectly, Transfer any Restricted Securities except in accordance with the terms of this Agreement. Any attempt to Transfer or any purported Transfer of any Restricted Securities not in accordance with the terms of this Agreement shall be null and void and neither the Company, as the issuer of such securities, nor any transfer agent of such securities shall give any effect to such attempted Transfer in its stock records.

              (b) Each Stockholder agrees that, in addition to the other requirements set forth in this Agreement, the Registration Rights Agreement and in each Stockholder's respective subscription agreement with the Company, it will not Transfer any Restricted Securities except (i) pursuant to an effective registration statement under the Securities Act, or (ii) unless such requirement is waived by the Company, upon receipt by the Company of (A) an opinion of counsel to the Stockholder (which counsel and opinion are reasonably satisfactory to the Company), or (B) an opinion of counsel to the Company, in each case to the effect that no registration statement is required in connection with such Transfer because of the availability of an exemption from registration under the Securities Act.

              2.2 Legends. (a) Each certificate representing Restricted Securities held by any Stockholder shall be endorsed with the following legends and such other legends as may be required by applicable state securities laws:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS, RIGHTS TO REPURCHASE AND TO REQUIRE TRANSFERS CONTAINED IN AN INVESTORS' AGREEMENT, DATED AS OF SEPTEMBER 24, 1998, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF)."

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS."

              (b) Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a Transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities Act) shall also bear such legends, unless in the opinion of counsel for the Company, the Restricted Securities represented thereby are no longer subject to the provisions of this Agreement or, in the opinion of the Company (with advice from counsel to the Company, as the Company may deem appropriate), the restrictions imposed under the Securities Act or state securities laws, in which case the applicable legend (or legends) may be removed.

              2.3 Limitations on Repurchases, Dividends, Etc. Each Stockholder understands that the Company is entering, or may from time to time enter, into financing agreements which may contain prohibitions, restrictions and limitations, among other things, on the ability of the Company to purchase any Restricted Securities (whether pursuant to this Agreement or otherwise), to pay dividends and to waive, modify or discharge any rights or obligations under this Agreement.

              2.4 Transfers by Stockholders. (a) Each of the CMP Stockholders, Management Stockholders, Additional Management Stockholders and Additional Stockholders severally agrees not to Transfer any Restricted Securities, except
(i) to a Permitted Transferee who shall have executed and delivered to the Company a Joinder Agreement and thereby becomes a party to this Agreement; (ii) with the approval of the Board acting by Affirmative Board Vote, including, without limitation, pursuant to a merger or consolidation of the Company; (iii) in a registered public offering, including pursuant to the exercise of rights, if any, of such Stockholder under the Registration Rights Agreement or in a Rule 144 Transaction; (iv) to any 399 Stockholder; (v) pursuant to Section 2.5 (Right of First Refusal), (vi) pursuant to

Section 2.6 (Involuntary Transfers), (vii) pursuant to Section 2.7 (Sale of the Company), (viii) in accordance with the terms of Article III (Rights of Inclusion) in the capacity of an Offeree or (ix) pursuant to Article IV (Repurchase of Restricted Securities); provided, however, that no Management Stockholder or Additional Management Stockholder shall Transfer any Restricted Securities pursuant to Section 2.5 for a period of five years following the Closing Date; and provided, further, that no Management Stockholder or Additional Management Stockholder shall transfer any Unvested Shares except (x) to a Permitted Transferee who shall have executed and delivered to the Company a Joinder Agreement and thereby becomes a party to this Agreement or (y) pursuant to Section 2.6, Section 2.7 or Article IV.

              (b) Each of the 399 Stockholders severally agrees that it will not Transfer any Restricted Securities, except (i) to a Permitted Transferee, who shall have executed and delivered to the Company a Joinder Agreement and thereby becomes a party to this Agreement; (ii) pursuant to Section 2.7; (iii) to any Person subject to compliance with the terms of Article III in the capacity of a Transferor; (iv) in a registered public offering, including pursuant to the exercise of rights, if any, of such Stockholder under the Registration Rights Agreement or in a Rule 144 Transaction; and (v) to John K. Percival who shall execute a Joinder Agreement, and become a party hereto, as an Additional Stockholder.

              2.5 Right of First Refusal. (a) Except for Transfers otherwise permitted pursuant to Section 2.4(a), if, pursuant to a written bona fide third-party offer, any CMP Stockholder, Management Stockholder or Additional Stockholder desires to Transfer any Restricted Securities (such Transferring CMP Stockholder, Management Stockholder or Additional Stockholder, a "Selling Stockholder," and the Restricted Securities proposed to be so transferred, the "Offered Securities"), prior to any such Transfer it shall give written notice of the proposed Transfer (the "Notice of Transfer Intention") to the Company and each of the remaining Stockholders (such parties other than the Company to whom such Notice of Transfer Intention is given, but excluding the Selling Stockholder, the "Prospective Buyers"), specifying the types and amounts of Offered Securities which such Selling Stockholder wishes to transfer, the proposed purchase price (the "Offer Price") therefor and all other material terms and conditions of the proposed Transfer, including the identity of the third party making such offer.

              (b) For a period of 60 days following its receipt of the Notice of Transfer Intention, each of the Prospective Buyers shall have an irrevocable right and option to purchase, at the Offer Price and on the other terms specified in the Notice of Transfer Intention, all or any portion of the Offered Securities up to such Prospective Buyer's Pro Rata portion thereof as determined by reference to all Stockholders; provided, however, that in the event that any Stockholder does not purchase any or all of its Pro Rata portion of the Offered Securities, the other Stockholders shall have the right to purchase such portion, on a Pro Rata basis as among themselves, until all of such Offered Securities are purchased or until such other Stockholders do not desire to purchase any more Offered Securities. The rights pursuant to this Section 2.5(b) shall be exercisable by delivery of a notice (the "Prospective Buyer Notice") setting forth the maximum amount of Offered Securities that the relevant Stockholder wishes to purchase, including any amount which would be allocated to such Stockholder in the event that any other Stockholder does not purchase all or any of its Pro Rata portion, to the Selling Stockholder, the Company and the other Prospective Buyers and shall expire if unexercised within such 60-day period, as applicable.

              (c) For a period of 30 days following its receipt of the final Prospective Buyer Notice or, if no Prospective Buyer Notice is so received, for a period of 90 days following its receipt of the Notice of Transfer Intention, the Company shall have an irrevocable right and option to purchase, at the Offer Price and on the other terms specified in the Notice of Transfer Intention, any or all of the Offered Securities issued by the Company which the Prospective Buyers have elected not to purchase. The rights of the Company pursuant to this
Section 2.5(c) shall be exercisable by delivery of a notice (the "Company Notice of Purchase Intention") setting forth the amount of Offered Securities that the Company wishes to purchase, to the Selling Stockholder and the Prospective Buyers and shall expire if unexercised within such 60-day or 90-day period, as applicable.

              (d) Notwithstanding the foregoing provisions of this Section 2.5, unless the Selling Stockholder shall have consented to the purchase of less than all of the Offered Securities, neither the Company nor the Prospective Buyers may purchase any Offered Securities pursuant to such foregoing provisions, unless all of the Offered Securities are to be so purchased by any combination of Prospective Buyers and the Company.

              (e) If all notices required to be given pursuant to the foregoing provisions of this Section 2.5 have been duly given, and the Prospective Buyers and the Company determine not to exercise their respective options to purchase the Offered Securities at the Offer Price and on the other terms specified in the Notice of Transfer Intention or determine, with the consent of the Selling Stockholder, to exercise their options to purchase less than all of the Offered Securities, then the Selling Stockholder shall have the right, for a period of 90 days from the earlier of (i) the expiration of the last applicable exercise period pursuant to this Section 2.5 and (ii) the date on which such Selling Stockholder receives notice from the Prospective Buyers and the Company that none of them will exercise in whole or in part the purchase rights granted pursuant to this Section 2.5, to sell to the purchaser identified in the Notice of Transfer Intention the Offered Securities remaining unsold under this Section
2.5 at a price not less than the Offer Price and on the other terms set forth in the Notice of Transfer Intention; provided, however, that prior to any such Transfer to such purchaser, such purchaser shall have executed and delivered to the Company a Joinder Agreement and thereby become a party to this Agreement.

              (f) The closing of any purchase by and sale to any Prospective Buyer or Company pursuant to this Section 2.5 shall take place on such date, not later than 105 days after the Company's receipt of the Notice of Transfer Intention with respect to the proposed Transfer, as the parties to such purchase and sale shall select. At the closing of such purchase and sale, the Selling Stockholder shall deliver, against delivery of the Offer Price therefor, the certificates or other instruments evidencing the Offered Securities being sold accompanied by duly endorsed in blank stock powers or duly executed written instruments of Transfer in form satisfactory to the purchaser thereof , by the Selling Stockholder, free and clear of any Liens.

              2.6 Involuntary Transfers. (a) Upon the occurrence of any event which would cause any Restricted Securities owned by a Management Stockholder or an Additional Stockholder to be Transferred by Involuntary Transfer, such Stockholder (or his legal representative or successor) shall give the Company written notice thereof stating the terms of such Involuntary Transfer, the identity of the transferee or proposed transferee, the price or other consideration, if readily determinable, for which the securities are proposed to be or have been Transferred and the number and type of securities which are the subject of such Transfer. After receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed or completed Involuntary Transfer, the Company shall have the right and option to purchase (or to have any designee purchase) all or any portion of such Restricted Securities, which right shall be exercised by written notice given by the Company to the transferor (or transferee following the occurrence of any Involuntary Transfer) within 60 days following the later of (i) the Company's receipt of such notice or, failing such receipt, the Company's obtaining actual knowledge of such proposed or completed Transfer and (ii) the date of such Involuntary Transfer.

              (b) In the event that the Company elects not to purchase all of such Restricted Securities, then the Company shall on or prior to the end of such 60 day period, notify the 399 Stockholders thereof, such notice to identify the Securities not purchased by the Company (the "Subject Securities"). For a period of 30 days after receipt of such notice from the Company, the 399 Stockholders shall have the irrevocable right to purchase any or all of the Subject Securities, pro rata; provided, however, that in the event any 399 Stockholder does not purchase any or all of its pro rata portion of the Subject Securities, the remaining 399 Stockholders shall have the right to purchase such portion pro rata as among themselves until all of the Subject Securities are purchased or until such persons do not desire to purchase any more Subject Securities. The right of the 399 Stockholders to purchase Subject Securities pursuant to this Section 2.6 shall be exercisable by delivery of a notice to the transferor (or transferee following the occurrence of any Involuntary Transfer) setting forth the maximum number of Subject Securities that such person wishes to purchase including any number which would be allocated in the event that any 399 Stockholder does not purchase all or any portion of its pro rata portion.

              (c) Any purchase pursuant to this Section 2.6 shall be at the price and on the terms applicable to such Involuntary Transfer. If the nature of the event giving rise to such Involuntary Transfer is such that no readily determinable consideration is to be paid for or assigned to the Transfer of the Restricted Securities, the price to be paid by the Company (i) for each share of Restricted Securities (other than Equity Equivalents) shall be the Fair Market Value thereof as of the date of Transfer and (ii) for each Equity Equivalent shall be equal to (x) the Fair Market Value of the Common Stock with respect to which such Equity Equivalent may then be exercised minus (y) the exercise price then applicable under the terms of such Equity Equivalent. The closing of the purchase and sale of such Restricted Securities pursuant to this Section 2.6 shall be held at the place and on the date established by the Company or the 399 Stockholders, as the case may be, which in no event shall be less than 10 nor more than 45 days from the date on which the Company or the 399 Stockholders, as the case may be, gives notice of the election to purchase such securities. At such closing, the Management Stockholder or Additional Stockholder (or, in each case, his legal representative or successor) shall deliver the certificates evidencing the Restricted Securities to be purchased by the Company or the 399 Stockholders, as the case may be, accompanied by duly endorsed in blank stock powers or duly executed instruments of transfer, and any other documents that are necessary to Transfer to the Company or the 399 Stockholders, as the case may be, good title to such securities free and clear of all Liens and, concurrently with such delivery, the Company or the 399 Stockholders, as the case may be, shall deliver to the transferor thereof the full amount of the purchase price therefor.

              (d) Notwithstanding anything to the contrary contained herein, in the event a purchase (or the payment of the purchase price) by the Company pursuant to this Section 2.6 would violate or conflict with any statute, rule, injunction, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of them or their respective properties is bound or affected or would result in any breach of, or constitute a change of control or a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of the Company or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of their respective properties is bound or affected, with the prior written consent of the 399 Stockholders, the rights of the Company to purchase (or to have any designee purchase) the Restricted Securities of any Management Stockholder or Additional Stockholder shall be suspended until the date which falls 60 days following such time as such prohibition first lapses or is waived and no such default would be caused. For the purposes of this Section 2.6 only, the date of such lapse or waiver shall be deemed the date of the Involuntary Transfer for purposes of the purchase and sale of Restricted Securities pursuant to this Section 2.6. The Company shall use its reasonable efforts to obtain a waiver of any such prohibition, but shall not be obligated to incur any additional interest or other costs or charges or to make any prepayment with respect to any indebtedness in connection with such efforts.

              (e) Notwithstanding anything to the contrary contained in this
Section 2.6, any event giving rise to an Involuntary Transfer which is also subject to the provisions of Article IV shall be governed by the provisions of
Article IV.

              (f) All unvested options, if any, shall automatically terminate upon an Involuntary Transfer unless otherwise provided in the applicable option grant.

              2.7 Sale of the Company. (a) If, in order to effect a Sale of the Company, the 399 Stockholders (i) propose to Transfer to a third party (which is not an Affiliate of any of the 399 Stockholders) (the "Acquiror") Restricted Securities that include 50% or more of the shares of Common Stock owned by them in the aggregate on a Diluted Basis, the 399 Stockholders shall have the right to require the other Stockholders to Transfer a corresponding percentage of their Restricted Securities (determined on a class-by-class basis) to such third party on the same terms, or (ii) propose the Transfer of 50% or more of the assets (whether by merger, sale or otherwise) of the Company to any such third party, the 399 Stockholders shall in each case have the right (a "Sale of the Company Right") to require (x) the Stockholders to take all action necessary or appropriate (including replacement of the directors or management committee members designated by such Stockholders) in order to cause the Company to take all action necessary or appropriate to give effect to such transaction and (y) the Stockholders to approve such transaction in their capacity as stockholders of the Company (a transaction described in clause (i) or (ii), a "Sale of the Company Sale"); provided, that upon the consummation of any transaction resulting in a sale or transfer of all or substantially all of the assets of the Company (whether by merger, sale or otherwise), the Company will immediately distribute all of the net proceeds of such transaction to the Stockholders in accordance with their respective rights and privileges.

              (b) In order to exercise a Sale of the Company Right, the 399 Stockholders shall notify each other Stockholder, such notice to set forth the terms and conditions of the proposed Sale of the Company Sale. Each such Stockholder will take all actions reasonably requested by the 399 Stockholders in connection with the consummation of such Sale of the Company Sale, and within 10 business days of the receipt of such notice (or such longer period of time as the Stockholders shall designate in such notice), if such transaction is structured as a sale of assets or a merger, such Stockholders shall approve the transaction in their capacities as stockholders of the Company, and if such transaction is a sale of Restricted Securities, such Stockholders shall cause the applicable percentage of each class of their respective Restricted Securities to be sold to the Acquiror on the same terms and conditions and for the same per share or per unit consideration as the Restricted Securities being sold by the 399 Stockholders; provided, however, that the consideration to be paid for each Equity Equivalent shall be equal to the price that would be paid for the shares of Common Stock issuable upon the exercise thereof minus the exercise price then applicable under the terms of such Equity Equivalent. In furtherance of, and not in limitation of the foregoing, in connection with a Sale of the Company Sale, subject to Section 2.7(c), each Stockholder will (i) raise no objections against the Sale of the Company Sale or the process pursuant to which it was arranged, (ii) waive any appraisal, dissenter or similar rights under applicable law, and (iii) execute all documents containing such terms and conditions as those executed by other Stockholders as directed by the 399 Stockholders.

              (c) Unless otherwise agreed in writing by any 399 Stockholder with respect to the obligations of any other Stockholder, such other Stockholder shall be severally obligated to join on a Pro Rata basis (based on such Stockholder's share of the aggregate proceeds paid in such Sale of the Company Sale) in any indemnification or other obligations that the 399 Stockholders agree to in connection with such Sale of the Company Sale, other than any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Restricted Securities or valid authorization by such Stockholder with respect to such Sale of the Company Sale; provided that no Stockholder shall be obligated in connection with such Sale of the Company Sale to agree to indemnify or hold harmless the prospective transferee(s) with respect to an amount in excess of the net cash proceeds paid to such Stockholder in connection with such Sale of the Company Sale. All Stockholders will bear their Pro-Rata share of the costs and expenses incurred in connection with a Sale of the Company Sale to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the Acquiror. Costs incurred by any Stockholder on its own behalf will not be shared by any other Stockholder.


                                   ARTICLE III
                               RIGHTS OF INCLUSION

              3.1 Rights of Inclusion. (a) Except for any Transfer of Restricted Securities pursuant to clauses (i), (ii), (iii), (iv) and (v) of Section 2.4(b), if the 399 Stockholders propose to Transfer, in one or more transactions, Restricted Securities representing more than 10% of the Restricted Securities held by all 399 Stockholders as of the date hereof (appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like); provided, that this clause shall apply only to the extent such Transfers otherwise subject to the Inclusion Right in the aggregate exceed such 10% threshold; to any Person (the "Buyer") (the transferor being referred to herein is the "Transferor" and the securities proposed to be so transferred, the "Transferor Shares"), then, as a condition to such Transfer, the Transferor shall cause the Buyer to include an offer (the "Article III Offer") to each of the Stockholders holding shares of the same class (and series) as the Transferor Shares who are not Transferors (collectively, the "Offerees"), to sell to the Buyer, at the option of each Offeree, that number of shares of the same class of Restricted Securities as the Transferor, determined in accordance with Section 3.1(b), on the same terms and conditions as are applicable to the Transferor Shares. (For purposes of this Section 3.1, except as set forth in Section 3.1(b), shares of all classes of Common Stock together with Equity Equivalents (on an as-if-converted basis), shall be deemed one and the same class and series of Common Stock.) The Transferor shall provide a written notice (the "Inclusion Notice") of the Article III Offer to each Offeree, which may accept the Article III Offer by providing a written notice of acceptance of the Article III Offer to the Transferor within 30 days after delivery of the Inclusion Notice.

              (b) Each Offeree shall have the right (an "Inclusion Right") to sell pursuant to the Article III Offer a Pro Rata number of its shares of Restricted Securities (the "Inclusion Shares") as is sold by the Transferor (to the extent the Transferor's securities are subject to the Inclusion Right); provided, however, that each Offeree's Inclusion Shares shall include: (i) first, that portion of such Offeree's Vested Shares subject to such Offeree's Inclusion Right, and (ii) that portion of such Offeree's remaining shares of Restricted Securities subject to such Offeree's Inclusion Right. Any Offeree which owns Equity Equivalents may sell pursuant to the Article III Offer, in lieu of shares of Common Stock, Equity Equivalents representing that number of shares of Common Stock which it could sell pursuant to its Inclusion Right and the purchase price therefor shall equal the aggregate price that would be paid for the shares of Common Stock issuable upon the exercise, exchange or conversion thereof minus the aggregate exercise, exchange or conversion price under such Equity Equivalent for such shares of Common Stock.

              3.2 Article III Sales. (a) Upon acceptance of the Buyer's Article III Offer, each Offeree shall, within a reasonable period prior to the closing of such Article III Sale, deliver to the Transferor a certificate or certificates representing the shares of Restricted Securities to be sold or otherwise disposed of pursuant to the Article III Offer by such Offeree, free and clear of all Liens, and a limited power-of-attorney authorizing the Transferor to sell or otherwise dispose of such shares pursuant to the terms of the Article III Offer; provided, however, that in the event that the purchase and sale of Restricted Securities contemplated by the Article III Offer is not completed, such certificate(s) and power of attorney shall be returned to the Offeree promptly upon request by the Offeree.

              (b) The Transferor shall have 120 days, commencing on the day the Inclusion Notice is mailed, in which to sell to the Buyer or otherwise dispose of, on behalf of itself and the Offerees, up to the number of shares of Restricted Securities covered by the Article III Offer (and the number of Transferor Shares). If all such shares are not sold to the Buyer, the Transferor, at its option, may elect to sell on behalf of itself and the Offerees such number of shares as the Buyer will purchase, Pro Rata among the Transferor and the Offerees, as nearly as practicable. The material terms of such sale, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such 120-day period the Transferor has not completed the sale or other disposition of all the Transferor Shares and all the Offerees' shares of Restricted Securities proposed to be sold, the Transferor shall return to each of the Offerees its respective certificates, if any, representing shares of Restricted Securities which the Offerees delivered for sale or other disposition pursuant to this Article III and which were not sold pursuant thereto and the provisions of this Article III shall continue to be in effect.

              (c) Promptly after the consummation of the sale or other disposition of the Transferor Shares and shares of Restricted Securities of the Offerees to the Buyer pursuant to the Article III Offer, the Transferor shall notify the Offerees thereof, and the Buyer shall pay to the Transferor and each of the Offerees their respective portions of the sales price of the shares sold or otherwise disposed of pursuant thereto, and shall furnish such other evidence of the completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Offerees.

              (d) Notwithstanding anything to the contrary contained in this
Article III, except for the Transferor's obligation to return to each Offeree any certificates representing the

Offerees' shares of Restricted Securities there shall be no liability on the part of the Transferor to any Stockholder in the event that the proposed sale pursuant to this Article III is not consummated for whatever reason. Whether a sale of any shares is effected pursuant to this Article III by the Transferor is in the sole and absolute discretion of the Transferor.


                                   ARTICLE IV
                       REPURCHASE OF RESTRICTED SECURITIES

              4.1 Sale Event. (a) In the event that any Management Stockholder or Additional Management Stockholder shall cease to be employed by (or in the case of any non-employee ceases to be a director of) the Company or any of its Subsidiaries for any reason, including death, permanent disability, termination for Cause or without Cause, voluntary termination, retirement or otherwise (such cessation of employment or directorship being referred to herein as a "Sale Event"), but in each case subject to Section 4.4, such Management Stockholder (or his personal representative) or such Additional Management Stockholder (or his personal representative) shall promptly notify the Company and the 399 Stockholders of the applicable Sale Event and, within 90 days after the Company's receipt of such notice, the Company or, at the option of the Company, any present or future employee or director of the Company or any of its Subsidiaries who shall have been designated by the Board acting by an Affirmative Board Vote (a "Company Designee") may, at its option, elect to purchase the Securities described in the next sentence of this Section 4.1(a), exercisable by written notice (a "Purchase Notice") delivered to such Management Stockholder (or his personal representative) or such Additional Management Stockholder (or his personal representative) (with copies thereof to the 399 Stockholders and, in each case, his respective Permitted Transferees who hold Management Securities which Management Securities are attributable to the Management Stockholder or Additional Management Stockholder whose employment or directorship has ceased (collectively, the "Sellers"). Upon the giving of such notice, the Sellers shall be obligated to sell to the Company or the Company Designee those Management Securities (whether Vested Shares or Unvested Shares) of the Sellers which are designated in the Purchase Notice; provided, however, that in the event notice of a Sale Event is not given, a Purchase Notice (or notice from the 399 Stockholders) as described in Section 4.1(b)) may in any event be given at any time following a Sale Event. The time periods set forth herein and in Section 4.1(b) below shall be tolled for the duration of any suspension period under Section 4.4 hereof and the remaining balance of any such time period shall re-commence as of the end of any such suspension period.

              (b) To the extent the Company or any Company Designee fails to deliver a Purchase Notice or otherwise does not purchase all of the Management Securities then owned by the Sellers, the 399 Stockholders may, at their option, exercisable by written notice delivered to the Sellers within 15 days after delivery of the Purchase Notice (or 100 days after written notice from the Sellers (or any legal representative) to the Company of the applicable Sale Event, if no Purchase Notice is given by the Company or any Company Designee), on a Pro Rata basis (and including on such Pro Rata basis with respect to the number of Vested Shares or Unvested Shares purchasable by each such Person) purchase the Management Securities not so purchased by the Company which are designated in such written notice from the 399 Stockholders.

              4.2 Purchase Price. The purchase price for each share of Management Securities to be purchased pursuant to Section 4.1 shall be as set forth below (and such purchase price shall be paid in cash:

              (a) as to each Vested Share (provided, that the Sale Event did not occur as a result of a voluntary termination or a termination for Cause), the Fair Market Value thereof as of the date of the Sale Event; and

              (b) as to each Unvested Share, and each Vested Share (if the Sale Event occurred as a result of a voluntary termination or a termination for Cause), the lower of (x) the Fair Market Value thereof as of the date of the Sale Event or (y) the Original Cost thereof.

              4.3 Closing. (a) Subject to Section 4.4, the closing for all purchases and sales of Management Securities provided for in this Article IV shall be held at the principal executive offices of the Company at 10:00 a.m., local time, on the 30th day after the determination of the purchase price in respect thereof determined in accordance with Section 4.2 or at such other date and time as shall have been designated by the Board (acting by Affirmative Board
Vote) and the Seller; provided, however, that if any Seller who has become obligated to sell Management Securities is deceased on such 30th day as aforesaid and such deceased person's personal representative shall not have been appointed and qualified by such date, then unless otherwise agreed to as provided above, the closing shall be postponed until either of (i) the 10th day after the appointment and qualification of such personal representative and (ii) the expiration of 90 days following the death of such Seller.

              (b) All Management Securities to be sold pursuant to this Article IV shall be delivered to the purchaser at the aforesaid closing free and clear of all Liens. The purchaser will be entitled to receive customary representations as to title, authority and capacity to sell and to require a guaranteed signature of the Seller, as applicable. Each Seller hereby appoints the Company as attorney-in-fact to transfer such shares on the books of the Company in the event of a sale pursuant to this Article IV. Such Sellers shall take all such actions as the Company or any other purchaser shall request as necessary to vest in the Company or any other purchaser at such closing good title to such shares, free and clear of all Liens.

              4.4 Postponement. Notwithstanding anything to the contrary contained herein, in the event a purchase (or the payment of the purchase price) by the Company pursuant to this Article IV would:

              (a) violate or conflict with any statute, rule, injunction, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of them or their respective properties is bound or affected,

              (b) result in a change of control under, any breach of, or constitute a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of the Company or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of their respective properties is bound or affected, or

              (c) in the judgment of the Board, materially jeopardize the financial condition of the Company or otherwise have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets or properties of the Company, then, upon the delivery by the Company of notice of suspension under this Section 4.4 to each of the Sellers, the rights of the Company to purchase the Management Securities of the Sellers with respect to whom the Sale Event has occurred pursuant to this Article IV shall be suspended until, in the case of clauses (a) or (b) above, the date which falls 30 days following such time as such prohibition first lapses or is waived and no such default would be caused and, in the case of clause (c) above, the date which falls 30 days following such time as the Board determines that such purchase (or payment of the purchase price) would no longer jeopardize the financial condition of the Company or otherwise have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets or properties of the Company. For the purposes of this Section 4.4 only, the dates determined under the preceding sentence shall be deemed to be the date of the relevant Sale Event for purposes of the purchase and sale of Management Securities pursuant to this Article IV.


                                    ARTICLE V
                              CORPORATE GOVERNANCE

              5.1 Board of Directors. (a) From and after the date hereof, each of the Stockholders shall vote or cause to be voted all of its or his shares of Class A Common Stock (as described below), at any regular or special meeting of stockholders called for the purpose of filling positions on the Board, or shall execute a written consent in lieu of such a meeting of stockholders for the purpose of filling positions on the Board, and shall take all actions necessary, to ensure that the Board consists of five members as follows:

              (i) up to two individuals (individually, a "399 Director," and collectively, the "399 Directors") to be designated by the 399 Stockholders; provided, that, at any time, and from time to time, the 399 Stockholders, in their sole discretion, may determine not to designate one or both of the 399 Directors, in which case such 399 Directors shall be designated by the Nominating Committee;

              (ii) up to two individuals (the "Management Directors") to be designated by the Management Stockholders who initially shall be Donald
         L. Olesen ("Olesen") (but only for so long as he remains President-National Sales of the Company) and John K. Mangini ("Mangini") (but only for so long as he remains Chief Executive Officer of the Company); provided, that if either Olesen or Mangini ceases to serve as a director at any time, the Board shall consist of one Management Director thereafter (either Olesen or Mangini, as the case may be, or in the event both such Persons cease to be a director, an individual to be designated by the Management Stockholders); and

              (iii) one individual (a "Disinterested Director") who is not (A) an Affiliate of any 399 Stockholder or an employee, director or agent of such 399 Stockholder or Affiliate, (B) employed by the Company or any Subsidiary of the Company or (C) a stockholder or an Affiliate of any Stockholder; provided, however, that any of the requirements contained in (A), (B) or (C) above may be waived by the 399 Stockholders, subject to applicable law. The initial Disinterested Director shall be Lawrence R. Glenn and thereafter shall be, and any additional Disinterested Directors (if applicable) shall be, designated by the Nominating Committee;

provided, however, that (x) effective at the Closing, the Board shall consist of the individuals set forth on Exhibit B hereto in the categories shown thereon,
(y) the Stockholders shall cause the 399 Directors, the Management Directors and the Disinterested Director named thereon to be designated and elected as director and (z) upon the written request of the 399 Stockholders, the Stockholders shall promptly take all action necessary or appropriate (1) to increase the composition of the Board by adding a Disinterested Director, representing a Board of up to six members and (2) to increase the composition of the Nominating Committee to three members (collectively, the "Nominating Committee") by adding a second Disinterested Director, representing a Nominating Committee of up to three members. The Nominating Committee shall initially consist of one 399 Director and one Disinterested Director, and upon the Closing, the Nominating Committee shall consist of the individuals set forth on the aforementioned exhibit in the categories shown thereon. The Nominating Committee shall act by majority vote; provided, that, if there are less than three directors on the Nominating Committee, it shall act by the unanimous vote of such director(s) on the Nominating Committee.

              (b) If, prior to his election to the Board pursuant to Section 5.1(a), any person shall be unable or unwilling to serve as a director of the Company, the group of Stockholders or Nominating Committee who designated such person shall be entitled to designate a replacement.

              (c) If at any time any Person designated as a 399 Director, Management Director or any Disinterested Director is not then serving as a director of the Company, upon the written request of the 399 Stockholders or the Management Stockholders (as the case may be), the Stockholders shall promptly take all action necessary or appropriate to elect individuals designated by the 399 Stockholders (in the case of any 399 Director) by the Management Stockholders (in the case of any Management Director), and by the Nominating Committee (in the case of any Disinterested Director) to serve as directors from and after the time of such request.

              5.2 Removal. If:

              (a) the 399 Stockholders request that a 399 Director elected as a director be removed (with or without Cause), by written notice to the other Stockholders; or

              (b) the Management Stockholders request that a Management Director elected as a director be removed (with or without Cause), by written notice to the other Stockholders; or

              (c) the Nominating Committee requests that a Disinterested Director (or a 399 Director, if the 399 Stockholders have determined not to designate a 399 Director, and the Nominating Committee has designated such 399 Director) elected as a director be removed (with or without Cause) by written notice to other Stockholders, or such director ceases to qualify as a Disinterested Director; or

              (d) a Management Director ceases to qualify as a Management Director;

then in each such case, such director shall be removed and each Stockholder agrees to vote all shares of Common Stock owned by such Stockholder and other securities over which such Stockholder has voting control to effect such removal or to consent in writing to effect such removal upon such request; provided, however, that so long as the Company shall be subject to cumulative voting requirements in accordance with the Charter, no 399 Director or Management Director may be removed without cause if the votes cast against such director's removal would be sufficient to cause the election of that director pursuant to the terms of Section 7.4.

              5.3 Vacancies. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director, each Stockholder agrees to vote all shares of Common Stock owned by such Stockholder and other securities over which such Stockholder has voting control for the individual designated to fill such vacancy by whichever of the Stockholders or Nominating Committee designated and/or approved (pursuant to Section 5.1 hereof) the director whose death, disability, retirement, resignation or removal (with or without cause) resulted in such vacancy on the Board in the manner set forth in Section 5.1 hereof; provided, however, that such other individual so designated may not previously have been a director of the Company who was removed for cause from the Board.

              5.4 Special Approval Rights. In addition to any other action requiring an Affirmative Board Vote, so long as the 399 Stockholders have the right to designate directors under Section 5.1(a), an Affirmative Board Vote shall be required prior to the Company or any of its Subsidiaries entering into a Significant Transaction.

              5.5 Committees of the Board; Subsidiary Boards. For so long as the Board shall be comprised of the individuals contemplated by Section 5.1, unless otherwise agreed to in writing by the 399 Stockholders, the Stockholders shall take all action necessary or appropriate to cause the Company to have a compensation and an audit committee each consisting of up to two 399 Directors and one Disinterested Director. Unless otherwise agreed to by 399, the Stockholders shall take all action necessary or appropriate to cause each additional committee of the Board to have the same number of directors and the same composition as the audit committee. For so long as the 399 Stockholders shall have the right to designate any directors under Section 5.1(a), at the request of the 399 Stockholders, the Stockholders shall take all action necessary or appropriate to cause one director designated by the 399 Stockholders to be elected to the board of directors of each Subsidiary. The Stockholders agree that they shall take all actions necessary or appropriate to cause (i) such persons so designated to be directors on each such Subsidiary's board of directors and (ii) at the direction of the parties so designating each such director, the removal or replacement of such director from any such board. The composition of the boards of directors of such Subsidiaries of the Company shall otherwise be as determined by the Board (acting by Affirmative Board
Vote).

              5.6 Observer's Rights. (a) In the event (i) the 399 Stockholders elect not to exercise, or are prohibited by applicable law from exercising, their rights to designate either or both of the 399 Directors, or once appointed, the 399 Stockholders desire to remove one or both of the 399 Directors, the 399 Stockholders shall have the right to have one individual (an "Observer") attend any meeting of the Board or any committee thereof. The 399 Stockholders shall have the right to appoint an Observer to the board of directors of any Subsidiary in lieu of designating a director thereto as provided by Section 5.5. In addition, the CMP Stockholders shall have the right to appoint an Observer to attend any meeting of the Board or any committee thereof, such Observer to have all rights and obligations set forth in this
Section 5.6.

              (b) An Observer shall not have the right to vote on any matter presented to the Board or the board of directors of any Subsidiary or any committee thereof. The Company shall give each Observer written notice of each meeting thereof at the same time and in the same manner as the members of the Board or board of directors of any Subsidiary or any committee thereof receive notice of such meetings, and the Company shall permit each Observer to attend as an observer all meetings thereof; provided, that in the case of telephonic meetings, such Observer need receive only actual notice thereof at the same time and in the same manner as notice is given to the directors.

              (c) Each Observer shall be entitled to receive all written materials and other information given to directors in connection with such meetings at the same time such materials and information are given to directors, and each Observer shall keep such materials and information confidential. If the Company (or any Significant Subsidiary) proposes to take any action by written consent in lieu of a meeting of its board of directors, the Company (or such Significant Subsidiary) shall give written notice thereof to each Observer prior to the effective date of such consent describing the nature and substance of such action.

              5.7 Action by Written Consent of Stockholders. The parties hereto agree that whenever any action is proposed to be taken by Stockholders without a meeting, the Stockholders proposing to act by such consent shall, or shall cause the Company to, give the 399 Stockholders at least 7 days' prior written notice (or such shorter notice period as is agreed to in writing) of such proposed action specifying the action to be taken and the purpose thereof (such notice requirement shall be deemed satisfied and waived by execution of such consent by 399 Stockholders which hold in the aggregate more than 50% of the shares of Common Stock on a Diluted Basis held by all 399 Stockholders).

              5.8 Designation of Proxy. In order to secure the performance of the agreements set forth in the provisions of this Article V and in addition to and not in lieu of Sections 5.1 through 5.3 hereof, each of the Management Stockholders and Additional Management Stockholders hereby grants to the Chief Executive Officer of the Company, or any successor Chief Executive Officer of the Company (the "Management Representative"), an irrevocable proxy (which proxy is coupled with an interest) to vote at any annual or special meeting of stockholders, or to take action by written consent in lieu of such meeting with respect to, all of the shares of Common Stock owned or held of record by the Management Stockholders and Additional Management Stockholders solely for (a) the election of directors designated in accordance with Section 5.1, (b) the removal of directors in accordance with Section 5.2, (c) the election of a director to fill any vacancy on the Board in accordance with Section 5.3 or (d) to take the actions specified in this Agreement required in order to cause the Company to fulfill its obligations under this Agreement. Such proxy shall be in effect with respect to each share of Common Stock owned or held of record by a Management Stockholder or Additional Management Stockholder until such time as such Management Stockholder or Additional Management Stockholder no longer owns or is the record holder of such share.

              5.9 Regulatory Right. If (a) so long as the 399 Stockholders hold at least 25% of the Common Stock on a Diluted Basis, the 399 Stockholders determine in their sole discretion that applicable law would not prohibit the 399 Stockholders from exercising the right (the "Regulatory Right") to designate a majority of the directors of the Board by contract or otherwise, or (b) the 399 Stockholders hold more than 50% of the Class A Common Stock, then notwithstanding the provisions of Section 5.1 the 399 Stockholders may, upon the giving of notice thereof to the Company, designate each of the Disinterested Directors instead of the Nominating Committee and take any and all other actions otherwise permitted or required to be taken by the Nominating Committee in this Agreement or otherwise; provided, that from and after the date such notice is given, the qualifications of a Disinterested Director set forth in clauses (A) -
(C) of Section 5.1(a)(iii) shall no longer be required.

                                   ARTICLE VI
                        CERTAIN COVENANTS OF THE PARTIES

              6.1 Registration of Common Stock. In the event of a registration by the Company of Common Stock under the Securities Act, each Stockholder shall, if requested by the 399 Stockholders, at a meeting convened for the purpose of amending the Charter, vote: (a) to remove from the Charter requirements, if any such requirements are at such time imposed thereby, that the Board act by Affirmative Board Vote, except as otherwise required by law; (b) to remove from the Charter requirements, if any such requirements are at such time imposed thereby, relating to preemptive rights with respect to Common Stock; and (c) to change the number of authorized shares of Common Stock and, if necessary, change the number of issued and outstanding shares of Common Stock, whether by stock split, stock dividend or otherwise, or change its par value or effect any other reclassification, recapitalization or similar event; in the case of each of clauses (a), (b) and (c) above, as recommended by a majority of the members of the Board in order to facilitate such registration.

              6.2 Management Stockholders; Additional Stockholders. Unless otherwise consented to by the 399 Stockholders, the parties hereto agree that as a condition precedent to the issuance by the Company (or transfer to a Company Designee pursuant to Section 4.1) of shares of Common Stock or of Equity Equivalents (a) to any employee or director of the Company or its Subsidiaries or (b) any Person other than any such employee or director, any 399 Stockholder, any CMP Stockholder, or any Management Stockholder, the Company shall require such employee or director or other Person to execute and deliver to the Company a Joinder Agreement and thereby enter into and become a party to this Agreement. Nothing contained herein nor the ownership of any Restricted Securities shall confer upon any Management Stockholder or Additional Management Stockholder the right to employment or to remain in the employ of the Company or any of its Subsidiaries. Notwithstanding the foregoing, to the extent approved by Affirmative Board Vote and specified in any Joinder Agreement (or amendment thereto) pursuant to which any employee or director or other Person who is deemed to be a Management Stockholder or Additional Stockholder may become a party hereto, the provisions of this Agreement may be varied to be more or less restrictive with respect to any such employee or other Person who is deemed to be a Management Stockholder or Additional Stockholder.

              6.3 Stockholder List; Certain Notices. Upon the request of any 399 Stockholder, the Company promptly shall deliver to the requesting Stockholder a list setting forth the names of all Stockholders and the number of shares of each class of capital stock owned by each Stockholder. In addition, the Company shall give the 399 Stockholders prior written notice of (a) the conversion of any shares of any class of Common Stock and (b) any record transfer of Restricted Securities, setting forth the name of the transferee and the number and type of Restricted Securities being so transferred, including without limitation, any such transfer after which the number of record holders of the Company's voting stock would be increased from fewer than 50 to 50 or more.

              6.4 Regulatory Compliance Cooperation. (a) Before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible, exchangeable or exercisable for or into any shares of any class of its capital stock, the Company will give written notice of such pending action to the 399 Stockholders. Upon the written request of any 399 Stockholder made within 20 days after its receipt of any such notice, stating that after giving effect to such action such 399 Stockholder would have a Regulatory Problem (as defined below), the Company will defer taking such action for such period (not to extend beyond 45 days after such 399 Stockholder's receipt of the Company's original notice) as such 399 Stockholder requests to permit it and its Affiliates to reduce the quantity of securities owned by them in order to avoid the Regulatory Problem. In the event the Company or any 399 Stockholder is precluded from taking any action under this Agreement within any allotted period of time as a consequence of this Section, such period of time shall be extended by the number of days during which the Company or such 399 Stockholder is precluded from acting.

              (b) In the event that 399 determines that it has a Regulatory Problem (as defined below), the Company agrees to take all such actions as are reasonably requested by 399 in order to (i) effectuate and facilitate any transfer by the 399 Stockholders or any of 399's Affiliates of any securities of the Company then held by the 399 Stockholders or such Affiliates to any Person designated by 399, (ii) permit the 399 Stockholders (or any of their affiliates) to exchange all or a portion of any voting security then held by them on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by the 399 Stockholders in light of regulatory considerations then prevailing, and (iii) continue and preserve the respective allocation of the voting interests with respect to the Company provided for herein, and with respect to 399's and its Affiliates' ownership of the Company's securities. Such actions may include, but shall not necessarily be limited to, entering into such additional agreements, adopting such amendments to the Charter and by-laws of the Company and taking such additional actions as are reasonably requested by 399 in order to effectuate the intent of the foregoing.

              (c) The Company will not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which 399 or any of its Affiliates would be required to take any voting securities, or any securities convertible, exchangeable or exercisable for or into voting securities, which might reasonably be expected to cause 399 to have a Regulatory Problem. For purposes of this Agreement, "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental agency or other authority, or 399 reasonably believes that, such Person and such Person's Affiliates own, control or have power over a greater quantity of securities of any kind issued by the Company than are permitted under any requirement of any governmental authority.

              6.5 Purchaser Representative. If the Company enters into any negotiation or transaction involving the issuance of securities of another party to the Stockholders for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act by the Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization) each Management Stockholder and Additional Stockholder (if an individual) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company. If any such Management Stockholder or Additional Stockholder appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any such Management Stockholder or Additional Stockholder declines to appoint the purchaser representative designated by the Company, such Management Stockholder or Additional Stockholder will appoint, at his own expense, another purchaser representative reasonably acceptable to the Company.


                                   ARTICLE VII
                                  MISCELLANEOUS

              7.1 Governing Law. The corporate laws of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders hereunder. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

              7.2 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may be amended, modified or supplemented only by a written instrument duly executed by the Company and the 399 Stockholders, except that (a) any amendment, modification or supplement that materially, adversely and disproportionately affects the 399 Stockholders, the CMP Stockholders, the Management Stockholders or the Additional Stockholders (other than the Additional Management Stockholders), as the case may be, shall require the consent of the CMP Stockholders, the Management Stockholders or Additional Stockholders (other than the Additional Management Stockholders), respectively, and (b) any amendment, modification or supplement that materially, adversely and disproportionately affects less than all of the 399 Stockholders, the CMP Stockholders, the Management Stockholders or Additional Stockholders (other than the Additional Management Stockholders), as the case may be, shall require the consent of the 399 Stockholders, the CMP Stockholders, the Management Stockholders or the Additional Stockholders (other than the Additional Management Stockholders) so affected. In the event of an amendment, modification or supplement of this Agreement in accordance with its terms, the Stockholders shall cause the Board to meet within 30 calendar days following such amendment, modification or supplement, or as soon thereafter as is practicable for the purpose of adopting any amendment to the Charter and by-laws of the Company that may be required as a result of such amendment, modification or supplement to this Agreement, and, if required, proposing such amendments to the stockholders entitled to vote thereon. The Stockholders hereby agree to vote their shares to approve such amendments to the Charter and by-laws of the Company.

              7.3 Term. Except as provided below in this Section 7.3, this Agreement shall automatically and without further action terminate upon the earliest to occur of (a) a Qualifying Offering or (b) a Sale of the Company; provided, that upon the occurrence of a Qualifying Offering and prior to the occurrence of a Sale of the Company, the provisions of Article IV and Article VII and the prohibition on transfer by any Management Stockholder of any Unvested Shares set forth in a proviso to Section 2.4(a) shall continue in full force and effect (together with related definitions).

              7.4 Certain Actions. Unless otherwise expressly provided herein, whenever any action is required under this Agreement by:

              (a) the 399 Stockholders (as a group, as opposed to the exercise by a 399 Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders representing more than 50% of the total number of votes of Restricted Securities on a Diluted Basis then held by the 399 Stockholders as a group, or as otherwise agreed in writing by the 399 Stockholders as a group; provided, however, that as long as the Company shall be subject to cumulative voting requirements in accordance with the Charter, the right of the 399 Stockholders to designate directors for election pursuant to
Section 5.1(a)(i) (when acting pursuant to such right, the "399 Stockholder Designating Group") shall be exercised in a manner consistent with such cumulative voting requirement so that any group of 399 Stockholders within the 399 Stockholder Designating Group (a "399 Stockholders Cumulative Designating Group") shall be entitled to designate one (1) of the 399 Directors to the extent that (absent provisions in Section 5 regarding designation of directors) any such 399 Stockholder Cumulative Designating Group would have sufficient votes to cause the election of at least one (1) director; provided, however, that for purposes of determining whether or not any such 399 Stockholders Cumulative Designating Group could cause such election (i) each share of Common Stock owned by each member of any such 399 Stockholders Cumulative Designating Group shall be treated as if it were a share of Class A Common, (ii) the number of shares of Common Stock owned by such 399 Stockholders Cumulative Designating Group shall be calculated after assuming that each Equity Equivalent owned by each member of such 399 Stockholders Cumulative Designating Group has been exercised, converted or exchanged and (iii) it shall be assumed that each of the members of the 399 Stockholders Cumulative Designating Group will vote each of their shares of Common Stock on a cumulative basis for a single director;

              (b) the CMP Stockholders (as a group, as opposed to the exercise by a CMP Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of Restricted Securities representing more than 50% of the Restricted Securities on a Diluted Basis then held by the CMP Stockholders as a group;

              (c) the Management Stockholders (as a group, as opposed to the exercise by a Management Stockholder of its individual rights hereunder), it shall be by the Management Representative; provided, however, that as long as the Company shall be subject to cumulative voting requirements in accordance with the Charter, the right of the Management Stockholders to designate directors for election pursuant to Section 5.1(a)(ii) (when acting pursuant to such right, the "Management Stockholders Designating Group") shall be exercised in a manner consistent with such cumulative voting requirement so that any group of Management Stockholders within the Management Stockholders Designating Group (a "Management Stockholders Cumulative Designating Group") shall be entitled to designate one (1) of the Management Directors to the extent that (absent provisions in Section 5 regarding designation of directors) any such Management Stockholders Cumulative Designating Group would have sufficient votes to cause the election of at least one (1) director; provided, however, that for purposes of determining whether or not any such Management Stockholders Cumulative Designating Group could cause such election (i) each share of Common Stock owned by each member of any such Management Stockholders Cumulative Designating Group shall be treated as if it were a share of Class A Common, (ii) the number of shares of Common Stock owned by such Management Stockholders Cumulative Designating Group shall be calculated after assuming that each Equity Equivalent owned by each member of such Management Stockholders Cumulative Designating Group has been exercised, converted or exchanged and (iii) it shall be assumed that each of the members of the Management Stockholders Cumulative Designating Group will vote each of their shares of Common Stock on a cumulative basis for a single director; or

              (d) the Additional Stockholders (as a group, as opposed to the exercise by a Additional Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of Restricted Securities representing more than 50% of the Restricted Securities on a Diluted Basis then held by the Additional Stockholders as a group.

              7.5 Inspection. For so long as this Agreement shall remain in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company.

              7.6 Recapitalization, Exchanges, Etc., Affecting Restricted Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Restricted Securities or Preferred, to any and all shares of the Company capital stock or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise, including shares issued by a parent corporation in connection with a triangular merger) which may be issued in respect of, in exchange for, or in substitution of, the Restricted Securities and the Preferred, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

              7.7 Compliance with Regulations. Whenever a Stockholder is entitled to purchase Restricted Securities pursuant to the provisions of this Agreement, any closing time period specified in such provision shall be tolled until any necessary governmental approval is received including without limitation, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; provided, that such tolling period shall not exceed 60 days.

              7.8 Waiver. No waiver by any party of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or similar nature.

              7.9 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (including, without limitation, transferees of Restricted Securities); provided, however, that (a) nothing contained herein shall be construed as granting any CMP Stockholder, Management Stockholder or Additional Stockholder the right to Transfer any Restricted Securities except in accordance with this Agreement, (b) any person not a party hereto ("Third Party") which acquires Restricted Securities in accordance with Section 2.5 and Article III shall be bound by the provisions of this Agreement as an Additional Stockholder with respect to such Restricted Securities whether or not such Third Party acquired such Restricted Securities from a CMP Stockholder, Management Stockholder or Additional Management Stockholder, except that the provisions of
Article IV shall not apply to the Restricted Securities of such Third Party (unless such Third Party is also an employee of the Company or any of its Subsidiaries), (c) none of the provisions of this Agreement shall apply to any Transfer of Restricted Securities subsequent to a Transfer pursuant to a registered public offering under the Securities Act made in accordance with the Securities Act or in a Rule 144 Transaction, and (d) notwithstanding any Transfer of Restricted Securities by any Stockholder to a 399 Stockholder, CMP Stockholder, Management Stockholder or Additional Stockholder, only the provisions of this Agreement which are expressly applicable to such transferee Stockholder of such Restricted Securities shall be applicable to the Restricted Securities in the hands of such transferee Stockholder.

              7.10 Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

              7.11 Income Tax Withholding. Each Management Stockholder and Additional Stockholder authorizes the Company to make any required withholding from such Management

Stockholder's compensation for the payment of any and all income taxes and other sums that may be due any governmental authority as a result of the receipt by the Management Stockholders of compensation income under Section 83 of the Internal Revenue Code of 1986, as amended, or similar provisions of state or local law, if required by applicable law, and agrees, if requested by the Company, and in lieu of all or a portion of such withholding, to pay the Company in a lump sum such amounts as the Company may be required to remit to any governmental authority on behalf of the Management Stockholder in respect of any such taxes and other sums.

              7.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

              7.13 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

              7.14 Further Assurances. Each party hereto shall cooperate and shall take such further action including, but not limited to, any action specified in this Agreement to cause the Company to fulfill its obligations under this Agreement, and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

              7.15 Gender. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

              7.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

              7.17 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested, or mailed by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

              (i)   If to any 399 Stockholder, to:

                    399 Venture Partners, Inc.
                    399 Park Avenue - 14th Floor
                    New York, NY  10043
                    Facsimile No.:  (212) 888-2940
                    Attn:  Michael A. Delaney

                    with a copy to:

                    Morgan, Lewis & Bockius LLP
                    101 Park Avenue
                    New York, NY  10178
                    Facsimile No.:  (212) 309-6273
                    Attn:  Philip H. Werner, Esq.

              (ii)  If to the Company, to:

                    Allied Digital Technologies Corp.
                    140 Fell Court
                    Hauppauge, NY  11788
                    Facsimile No.:  (516) 232-5370
                    Attn:  Chief Executive Officer

                    with a copy to:

                    399 Venture Partners, Inc.
                    399 Park Avenue - 14th Floor
                    New York, NY  10043
                    Facsimile No.:  (212) 888-2940
                    Attn:  Michael A. Delaney

                    and

                    Morgan, Lewis & Bockius LLP
                    101 Park Avenue
                    New York, NY  10178
                    Facsimile No.:  (212) 309-6273
                    Attn:  Philip H. Werner, Esq.

              (iii) If to any CMP Stockholder, to:

                    Citicorp Mezzanine Partners, L.P.
                    399 Park Avenue
                    New York, New York  10043
                    Facsimile No.:  212-888-2940
                    Attn:  Richard E. Mayberry, Jr.

                    and

                    Fleet Corporate Finance, Inc.
                    c/o Mainsail Capital
                    One Federal Street
                    Mail Stop MA OF D03L
                    Boston, Massachusetts 02110
                    Attn:   Robert Ziemer

                    with a copy to:

                    Kirkland & Ellis
                    153 East 53rd Street
                    New York, New York  10022
                    Facsimile No.:  212-446-4900
                    Attn:  Eunu Chun, Esq.

              (iv) If to a Stockholder other than a 399 Stockholder or CMP Stockholder, to the address of such Person set forth in the stock records of the Company.

All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 7.17 be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 7.17 be deemed given upon receipt, and (y) if delivered by mail in the manner described above to the address as provided in this Section
7.17 upon the earlier of the third business day following mailing or upon receipt and (z) if delivered by overnight courier to the address as provided in this Section 7.17, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 7.17). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

              7.18 Limited Preemptive Rights. (a) If the Company issues to the 399 Stockholders any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible or exchangeable for Common Stock (a "Triggering Issuance"), in each case, after the date hereof, other than pursuant to a Permitted Issuance (as defined in the Warrants), other than pursuant to Purchase Rights (as defined in the Warrants) and other than pursuant to any transaction or event in which the provisions of Sections 2C, 2D or 2E of the Warrants would be operative, the Company will offer to sell to each of the CMP Stockholders, if any, a number of such securities ("Preemptive Offered Shares") so that the Ownership Ratio of each such CMP Stockholder immediately after such Triggering Issuance of such securities to the 399 Stockholders would be equal to the Ownership Ratio of each such CMP Stockholder immediately prior to such Triggering Issuance of securities to the 399 Stockholders. The Company shall give at least 30 days' prior written notice to each CMP Stockholder (as of the date such notice is sent) of any proposed Triggering Issuance to the 399 Stockholders, which notice shall disclose in reasonable detail the proposed terms and conditions of such Triggering Issuance, including a proposed closing date (the "Issuance Notice"). Each CMP Stockholder will be entitled to purchase the Preemptive Offered Shares at the same price, on the same terms, and at the same time as the securities are issued to the 399 Stockholders pursuant to such Triggering Issuance by delivery of written notice to the Company of such election within 15 days after delivery of the Issuance Notice (the "Election Notice"); provided, that if more than one type of security (including any debt or hybrid security) was issued to the 399 Stockholders pursuant to such Triggering Issuance, each CMP Stockholder shall, if it exercises its rights pursuant to this Section 7.18, purchase such securities in the same ratio as issued to the 399 Stockholders pursuant to such Triggering Issuance. If any CMP Stockholder has elected to purchase any Preemptive Offered Shares, the sale of such shares shall be consummated on the proposed closing date set forth in the Issuance Notice or as soon as practical thereafter, but in any event within 10 days after such proposed closing date. In the event that any CMP Stockholder elects to purchase Preemptive Offered Shares, at the request of the CMP Stockholders (which request shall be included in the Election Notice), the Company shall issue to the CMP Stockholders which have elected to purchase Preemptive Offered Shares, in lieu of the securities constituting Preemptive Offered Shares, (a) a warrant substantially in the form of the Warrant for an issuance price per underlying share of Common Stock equal to the per share consideration paid by the 399 Stockholder in such Triggering Issuance or (b) nonvoting securities which shall otherwise be identical in all respects to such securities constituting Preemptive Offered Shares, except that it (i) shall be nonvoting and (ii) shall be convertible into the voting security constituting Preemptive Offered Shares on such terms as are required by the CMP Stockholders in light of the applicable regulatory considerations then prevailing. In the event any CMP Stockholder elects not to exercise its rights pursuant to this
Section 7.18, fails to timely give an Election Notice or fails to purchase the securities allocated to it at the closing designated therefor by the Company, such CMP Stockholder shall cease to have any rights hereunder with respect to such Triggering Issuance and no other CMP Stockholder shall have the right to purchase the securities offered to such CMP Stockholder. This Section 7.18 will terminate automatically and be of no further force and effect, upon the consummation of an underwritten public offering registered under the Securities Act of the Common Stock.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                              ALLIED DIGITAL TECHNOLOGIES CORP.

                              By: /s/ John K. Mangini
                                 --------------------------------------------
                                 Name: John K. Mangini
                                 Title: President and Chief Executive Officer


                              399 VENTURE PARTNERS, INC.


                              By: /s/ Ian D. Highet
                                 --------------------------------------------
                                 Name: Ian D. Highet
                                 Title: Vice President



                              MANAGEMENT MEMBERS


                              /s/ John Kenneth Mangini
                              -----------------------------------------------
                              John Kenneth Mangini


                              /s/ Donald L. Olesen
                              -----------------------------------------------
                              Donald L. Olesen


                              /s/ Steven D. Granat
                              -----------------------------------------------
                              Steven D. Granat


                              /s/ Brian Wilson
                              -----------------------------------------------
                              Brian Wilson


                    [Signature Page to Investors' Agreement]

                              /s/ Emily M. Hill
                              -----------------------------------------------
                              Emily M. Hill


                              /s/ David R. Conrad
                              -----------------------------------------------
                              David R. Conrad


                              /s/ Charles A. Mantione
                              -----------------------------------------------
                              Charles A. Mantione


                              /s/ John J. Mangini
                              -----------------------------------------------
                              John J. Mangini


                              /s/ Edward Simek
                              -----------------------------------------------
                              Edward Simek


                    [Signature Page to Investors' Agreement]

                               CITICORP MEZZANINE PARTNERS, L.P.

                               By:  Citicorp Capital Investors, Ltd.
                               Its: General Partner

                               By: /s/ Richard E. Mayberry, Jr.
                                 --------------------------------------------
                                 Name: Richard E. Mayberry, Jr.
                                 Title: Vice President

                               FLEET CORPORATE FINANCE, INC.


                               By: /s/ Robert Ziemer
                                  -------------------------------------------
                                  Name: Robert Ziemer
                                  Title: Director of Mainsail Capital


                    [Signature Page to Investors' Agreement]

                        Annex I - Equity Ownership Chart

                        Allied Digital Technologies Corp.
                             Equity Ownership Chart

------------------------------------------------------------------------------------------------------------------
Name                         Class A Common      Class B Common   Series A Preferred    Warrant      Initial Paid-
                                 Total               Total              Total            Total        in Capital
------------------------------------------------------------------------------------------------------------------
John Kenneth Mangini        26,250 ($131,250)          0                  0                0            $131,250
------------------------------------------------------------------------------------------------------------------
Donald L. Olesen            26,250 ($131,250)          0                  0                0            $131,250
------------------------------------------------------------------------------------------------------------------
Steven D. Granat             2,500 ($12,500)           0                  0                0            $12,500
------------------------------------------------------------------------------------------------------------------
Brian Wilson                 5,000 ($25,000)           0                  0                0            $25,000
------------------------------------------------------------------------------------------------------------------
Emily Moore Hill             3,750 ($18,750)           0                  0                0            $18,750
------------------------------------------------------------------------------------------------------------------
David Ray Conrad             3,750 ($18,750)           0                  0                0            $18,750
------------------------------------------------------------------------------------------------------------------
Charles A. Mantione          2,500 ($12,500)           0                  0                0            $12,500
------------------------------------------------------------------------------------------------------------------
John James Mangini           2,500 ($12,500)           0                  0                0            $12,500
------------------------------------------------------------------------------------------------------------------
Edward Simek                 2,500 ($12,500)           0                  0                0            $12,500
------------------------------------------------------------------------------------------------------------------
Subtotal Management        75,000 ($375,000)           0                  0                0           $375,000
------------------------------------------------------------------------------------------------------------------
399                        74,000 ($370,000)     351,000            165,000                0        $18,625,000
                                                 ($1,755,000)       ($16,500,000)
------------------------------------------------------------------------------------------------------------------
CMP                               0                    0                0              43,479               0
------------------------------------------------------------------------------------------------------------------
Total                     149,000 ($745,000)     351,000            165,000            43,479     $19,000,000
                                                 ($1,755,000)       ($16,500,000)
------------------------------------------------------------------------------------------------------------------


                                                                    Exhibit A

                            Form of Joinder Agreement

Allied Digital Technologies Corp.
140 Fell Court
Hauppauge, New York 11788

Attention: President

Gentlemen:

         In consideration of the [transfer] [issuance] to the undersigned of _____ shares of Class A Common Stock, par value $.01 per share, [Describe any other security being transferred or issued] of Allied Digital Technologies Corp., a Delaware corporation (the "Company"), the undersigned [represents that it is a Permitted Transferee of [Insert name of transferor] and]* agrees that, as of the date written below, [he] [she] [it] shall become a party to [, and a Permitted Transferee as defined in,]* that certain Investors' Agreement dated as of _____ __, 1998, as such agreement may have been or may be amended from time to time (the "Agreement"), among the Company and the persons named therein, and [as a Permitted Transferee shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that were applicable to the undersigned's transferor,]* [shall be fully bound by, and subject to, the provisions of the Agreement that are applicable to the Management Stockholders (other than Article IV [include parenthetical if transferee is not an employee and is not to be an employee of the Company or any of its Subsidiaries]),]** [shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement--list exceptions, if applicable,]***as though an original party thereto and shall be deemed a [CMP Stockholder] [Management Stockholder] [Additional Management Stockholder] [Additional Stockholder] [399 Stockholder] for purposes thereof.

         Executed as of the     day of     ,    .
               TRANSFEREE:
                          ------------------------

               Address:
                          ------------------------

                          ------------------------

----------
*   Include if transferee is a Permitted Transferee
**  Include if transferee is a Third Party
*** Include if transferee is an Additional Stockholder

                                                                    Exhibit B


                               Board of Directors

                                  399 Directors
                               -------------------
                                 Michael Delaney
                                  Ian D. Highet

                              Management Directors
                              ---------------------
                                 John K. Mangini
                                Donald L. Olesen

                             Disinterested Director
                             ----------------------
                                Lawrence R. Glenn


                              Nominating Committee

                              1. Lawrence R. Glenn
                              2. Ian D. Highet